EXHIBIT A
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                      ELLISBURG-LEIDY NORTHEAST HUB COMPANY
                                INCOME STATEMENT
                                   (UNAUDITED)


                                                           Three Months Ended
                                                           September 30, 1997
                                                           ------------------

Revenues
  Wheeling/Transportation Fees                                    $   933
  Other                                                              (836)
                                                                  -------

Total Revenues                                                         97


Cost of Sales
  Wheeling/Transportation                                           1,823
  Other                                                               275
                                                                  -------

                                                                    2,098
                                                                  -------

Gross Margin                                                       (2,001)


General & Administrative
 Allocation                                                             -
                                                                  -------


Net Income (Loss)                                                 $(2,001)
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